THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of May 14, 2001 (the "Amendment Effective Date"), by and among the Funds identified on Annex I hereto (the "Funds"), the undersigned Banks, and BANK OF AMERICA, N.A., as agent (in such capacity, the "Agent") for the Banks.

         WHEREAS, the Funds, the Banks and the Agent have previously entered into a certain Credit Agreement, dated as of April 29, 1996 (as amended or otherwise modified hereby, the "Credit Agreement"; terms defined therein having the same respective meanings herein); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as in effect as of the time of execution and delivery of this Amendment in certain respects as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound hereby, agree as follows:

Section 1. Credit Agreement Amendment. The Existing Credit Agreement is hereby amended on and from the Amendment Effective Date by amending the definition of "Scheduled Commitment Termination Date" in Schedule I to the Credit Agreement to read in its entirety as follows:

         "Scheduled Commitment Termination Date" means May 13, 2002; provided that the Scheduled Commitment Termination Date may be extended for successive 364-day periods upon the written request of the Trusts therefor received by the Agent and the Banks not less than forty-five
         (45) days prior to the then-existing Scheduled Commitment Termination Date, and the receipt by the Trusts within twenty (20) days of such existing Scheduled Commitment Termination Date of the agreement by the Agent and the Banks (which shall be entirely at the sole discretion of the Agent and each Bank, none of whom has any obligation regarding such extension) to such requested extension. No agreement regarding any particular extension shall create any obligation of the Agent or any Bank regarding any subsequent extension.

Section 2. Conditions to Effectiveness. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied and notice thereof shall have been given by the Agent to the Trusts and the Banks.

(a) The Agent shall have received counterparts hereof duly executed and delivered by the Trusts on behalf of the Funds and evidence of the execution of counterparts hereof by all of the Banks;

(b) The Agent shall have received with respect to each Fund, from the applicable Trust, a certificate of its Secretary or Assistant Secretary setting forth evidence of such Fund's authority to execute, deliver and perform this Amendment and the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment;

(c) The representations and warranties contained in Article V of the Credit Agreement as amended hereby shall be true and correct in all material respects on the Amendment Effective Date as though made on and as of such time; and

(d) No Default shall have occurred and be continuing on the Amendment Effective Date.

Section 3. Warranties. To induce the Agent and the Banks to enter into this Amendment, each Trust hereby represents and warrants that:

(a) the execution and delivery by the Trust of this Amendment, and the performance by the Trust of the Credit Agreement, have been duly authorized by all necessary action on the part of the Trust, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Trust or of the organizational documents of the Trust, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Trust is a party or by which the Trust or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Trust;

(b) assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment and the Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies;

(c) each representation and warranty of the Trust set forth in Article V of the Credit Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date; and

(d) as of the Amendment Effective Date, and as of the date of the execution and delivery by the Trust of this Amendment, as to the Trust or, in the case of a Trust consisting of Portfolios, each Portfolio of such Trust, no Default has occurred and is continuing.

Section 4.  Miscellaneous.

(a) The parties hereto acknowledge that Liberty Newport Global Utilities Fund has changed its name to Liberty Newport Global Equity Fund and not to Liberty Global Equity Fund (as described in Annex III to the Second Amendment to Amended and Restated Credit Agreement dated as of January 26, 2001);

(b) Except as amended hereby, the Credit Agreement and each other Credit Document remains in full force and effect and each Trust hereby ratifies and confirms its respective representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents;

(c) On and from the Amendment Effective Date, reference to the Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, as amended by this Amendment, whether or not reference is made to this Amendment;

(d) The Trusts shall pay or reimburse the Agent for the fees and expenses of the Agent (including reasonable Agent's counsel fees and disbursements and the allocated costs of internal counsel) incurred in connection with the transactions contemplated hereby and by any of the Credit Documents;

(e) This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Illinois, without regard to its principles of conflicts of laws; and

(f) This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

               LIBERTY FUNDS TRUST I ON BEHALF OF LIBERTY INCOME FUND, LIBERTY HIGH YIELD SECURITIES FUND, LIBERTY STRATEGIC INCOME FUND, LIBERTY TAX-MANAGED GROWTH FUND, LIBERTY TAX-MANAGED GROWTH FUND II AND LIBERTY TAX-MANAGED VALUE FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------


               LIBERTY FUNDS TRUST II ON BEHALF OF LIBERTY NEWPORT GREATER CHINA FUND AND LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------


               LIBERTY FUNDS TRUST III ON BEHALF OF LIBERTY NEWPORT GLOBAL EQUITY FUND, LIBERTY NEWPORT INTERNATIONAL EQUITY FUND, LIBERTY SELECT VALUE FUND, THE LIBERTY FUND, LIBERTY CONTRARIAN FUND, LIBERTY CONTRARIAN INCOME FUND AND LIBERTY CONTRARIAN EQUITY FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------


               LIBERTY FUNDS TRUST IV ON BEHALF OF LIBERTY HIGH YIELD MUNICIPAL FUND, LIBERTY UTILITIES FUND, LIBERTY TAX-EXEMPT INSURED FUND AND LIBERTY TAX-EXEMPT FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                        ---------------------------------------------


               LIBERTY FUNDS TRUST V ON BEHALF OF LIBERTY CALIFORNIA TAX-EXEMPT FUND, LIBERTY CONNECTICUT TAX-EXEMPT FUND, LIBERTY MASSACHUSETTS TAX-EXEMPT FUND, LIBERTY NEW YORK TAX-EXEMPT FUND AND LIBERTY OHIO TAX-EXEMPT FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------


               LIBERTY FUNDS TRUST VI ON BEHALF OF LIBERTY SMALL-CAP VALUE FUND, LIBERTY GROWTH & INCOME FUND AND LIBERTY NEWPORT ASIA PACIFIC FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------


               LIBERTY FUNDS TRUST VII ON BEHALF OF LIBERTY NEWPORT TIGER FUND AND LIBERTY NEWPORT EUROPE FUND



                 By:  /s/ J. Kevin Connaughton
                      ------------------------------------------------
                 Title:  Treasurer
                         ---------------------------------------------

                 BANK OF AMERICA, N.A., as Agent and a Bank



                   By:  /s/ Elizabeth W.F. Bishop
                        ------------------------------------------------
                   Title:  Principal
                           ---------------------------------------------

                  FLEET NATIONAL BANK


                   By:  /s/ Mary Ann Jordan
                        ------------------------------------------------
                   Title:  Director
                           ---------------------------------------------

                   MELLON BANK, N.A.


                    By:  /s/ Marla  De Yulio
                         ------------------------------------------------
                    Title:  Lending Officer
                            ---------------------------------------------

                    STATE STREET BANK AND TRUST COMPANY


                     By:  /s/ John Stankard
                          ------------------------------------------------
                     Title:  Vice President
                             ---------------------------------------------

                                     ANNEX I

Series of Liberty Funds Trust I

Liberty Income Fund
Liberty High Yield Securities Fund
Liberty Strategic Income Fund
Liberty Tax-Managed Growth Fund
Liberty Tax-Managed Growth Fund II
Liberty Tax-Managed Value Fund

Series of Liberty Funds Trust II

Liberty Newport Greater China Fund
Liberty Newport Japan Opportunities Fund

Series of Liberty Funds Trust III

Liberty Newport Global Equity Fund
Liberty Newport International Equity Fund
Liberty Select Value Fund
The Liberty Fund
Liberty Contrarian Fund
Liberty Contrarian Income Fund
Liberty Contrarian Equity Fund

Series of Liberty Funds Trust IV

Liberty High Yield Municipal Fund
Liberty Utilities Fund
Liberty Tax-Exempt Insured Fund
Liberty Tax-Exempt Fund

Series of Liberty Funds Trust V

Liberty California Tax-Exempt Fund
Liberty Connecticut Tax-Exempt Fund
Liberty Massachusetts Tax-Exempt Fund
Liberty New York Tax-Exempt Fund
Liberty Ohio Tax-Exempt Fund

Series of Liberty Funds Trust VI

Liberty Small-Cap Value Fund
Liberty Growth & Income Fund
Liberty Newport Asia Pacific Fund

Series of Liberty Funds Trust VII

Liberty Newport Tiger Fund
Liberty Newport Europe Fund